Exhibit 99.1

China Auto Logistics Regains

Compliance With Nasdaq Listing Rule

TIANJIN, CHINA, December 17, 2015 / China Auto Logistics Inc. (the "Company" or "CALI") (NASDAQ: CALI), a top seller in China of luxury imported automobiles and a leading provider of auto-related services, announced today the Company has been informed by Nasdaq that, based on the price of its shares over the past 20 business days, it has regained compliance with Nasdaq’s minimum bid Listing Rule 5550 (a)(2).

About China Auto Logistics Inc.

China Auto Logistics Inc. is one of China's top sellers of imported luxury vehicles. It also provides a growing variety of "one stop" automobile related services such as short term dealer financing. Additionally, in November, 2013, it acquired the owner and operator of the 26,000 square meter Airport International Auto Mall in Tianjin for $91.4 million, which, among other things, is now the flagship site for its joint venture with Car King (China) Used Car Trading Co., Ltd.

Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the U.S. Securities and Exchange Commission. We do not undertake any obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Sun Jiazhen
sjz_cali@126.com

Ken Donenfeld
DGI Investor Relations Inc.
kdonenfeld@dgiir.com
Tel: 212-425-5700
Fax: 646-381-9727